Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

SECOND QUARTER EARNINGS UP 44.7%

•	Record Quarterly Earnings

•	2Q07 Earnings Per Share Increases 8.3% to $0.52 (diluted)

•	Announces Entry into San Antonio, Texas Market

•	Net Interest Margin Increases 16 bp to 4.09%

HOUSTON, July 20, 2007. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported record earnings for the quarter ended June 30, 2007. Net income for the quarter was $22.993 million or $0.52 per diluted common share, an increase in net income of $7.098 million or 44.7%, compared with $15.895 million or $0.48 per diluted common share for the same period in the prior year.

Prosperity completed its acquisition of Texas United Bancshares, Inc. (TXUI) and its subsidiaries State Bank, Gateway National Bank, GNB Financial, n.a. and Northwest Bank on January 31, 2007. Prosperity also completed its acquisition of SNB Bancshares, Inc. (SNBT) and its subsidiary Southern National Bank of Texas on April 1, 2006. The results of operations for these acquisitions have been included in Prosperity’s consolidated financial statements since their respective purchase dates.

“I am proud to announce another quarter of record earnings,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer. “We are very pleased with the progress we have made since our acquisition of Texas United on January 31st. Our bank has grown from 58 banking centers to one hundred twenty-five (125) locations in just over two years.”

“During that same time period, our loan portfolio has grown from $1.0 billion to $3.2 billion. This progress would not have been possible without the remarkable team of bankers across the State of Texas that represent Prosperity Bank every day in the communities we serve,” continued Zalman.

“We continue to believe that our style of community banking can, and will, lead to long term financial success for our company,” concluded Zalman.

“We remain committed to building shareholder value,” stated Dan Rollins, Prosperity’s President and Chief Operating Officer. “We are also committed to maintaining our proven operating style and our credit culture.”

Rollins added, “During the past quarter, we completed the re-branding of all former TXUI bank locations as Prosperity Bank. In addition, we completed all of the remaining systems conversions and are now able to focus our full energy on growing our bank as we have in the past - one customer at a time and one relationship at a time.”

Results of operations for the three months ended June 30, 2007

For the three months ended June 30, 2007, net income was $ 22.993 million compared with $15.895 million for the same period in 2006. Net income per diluted common share was $0.52 for the three months ended June 30, 2007 compared with $0.48 for the same period in 2006. Returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2007 were 1.47%, 8.54% and 32.04%, respectively. Prosperity’s efficiency ratio was 46.19% for the three months ended June 30, 2007.

Net interest income before provision for credit losses for the quarter ended June 30, 2007 increased 40.4%, to $51.344 million compared with $36.582 million during the same period in 2006. The increase was attributable primarily to a 31.2% increase in average earning assets.

Non-interest income increased $4.689 million or 51.2% to $13.845 million for the three months ended June 30, 2007 compared with $9.156 million for the same period in 2006. The increase was attributable primarily to deposit service charges on the increased number of deposit accounts as a result of the additional banking centers acquired in January 2007. Linked quarter non-interest income increased $2.174 million or 18.6%.

Non-interest expenses increased $8.673 million or 40.5% to $30.072 million for the second quarter of 2007 compared with $21.399 million for the second quarter of 2006. The increase was attributable primarily to the increased operating costs associated with the additional banking centers acquired as a part of the acquisitions completed in January 2007. Linked quarter non-interest expense increased $2.801 million or 10.3%.

The annualized net interest margin (tax equivalent) increased to 4.09% for the quarter ended June 30, 2007 compared with 3.82% for the quarter ended June 30, 2006 and 3.93% for the quarter ended March 31, 2007.

Loans at June 30, 2007 were $3.181 billion, an increase of $976.4 million, or 44.3%, compared with $2.205 billion at June 30, 2006. As reflected in the table below, linked quarter loan growth for the second quarter of 2007 was impacted by the loans acquired as a part of the TXUI acquisition. Excluding the loans acquired as a part of this acquisition, linked quarter organic loans decreased slightly by $13.653 million or 0.63%.

Deposits at June 30, 2007 were $4.776 billion, an increase of $1.136 billion, or 31.2%, compared with $3.640 billion at June 30, 2006. As reflected in the table below, linked deposit growth for the second quarter of 2007 was impacted by the deposits assumed as a part of the TXUI acquisition. Excluding deposits assumed as a part of this acquisition, linked quarter deposits decreased $78.647 million or 2.2%.

Balance Sheet Data (at period end)	June 30, 2007	Mar 31, 2007	June 30, 2006
(In Thousands)	(Unaudited)	(Unaudited)	(Unaudited)

Loans:
Acquired with Texas United Bancshares, Inc.	1,038,596	1,091,475	0
All other	2,142,580	2,156,233	2,204,792

Total Loans	$3,181,176	$3,247,708	$2,204,792

Deposits:
Assumed with Texas United Bancshares, Inc.	1,211,734	1,284,945	0
All other	3,564,648	3,643,295	3,640,000

Total Deposits	$4,776,382	$4,928,240	$3,640,000

Average loans increased 48.1% or $1.046 billion to $3.220 billion for the quarter ended June 30, 2007 compared with $2.174 billion for the same period of 2006. The provision for credit losses was $320 thousand for the three months ended June 30, 2007 and $120 thousand for the three months ended June 30, 2006. Average deposits increased 32.6% or $1.189 billion to $4.838 billion for the quarter ended June 30, 2007 compared with $3.650 billion for the same period of 2006.

Net charge-offs were 0.02% of average loans for the quarter ending June 30, 2007 and 0.01% of average loans for the quarter ending June 30, 2006. At June 30, 2007, the allowance for credit losses was 1.14% of total loans, compared with 1.10% at June 30, 2006 and 1.12% as of March 31, 2007.

Non-performing assets totaled $11.193 million or 0.22% of average earning assets at June 30, 2007 compared with $1.171 million or 0.03% of average earning assets at June 30, 2006. The non-performing assets at June 30, 2007 consisted of eighty-three (83) separate credits or ORE properties. We continue to move quickly to resolve problem assets. As of today, forty-four (44) credits representing approximately $7.3 million of the non-performing assets as of June 30, 2007 have been sold, are under contract to be sold, have been paid off or are otherwise resolved.

The Company redeemed in full all outstanding junior subordinated debentures of First Capital Statutory Trust I and Gateway Statutory Trust I on June 26, 2007 in the amount of $20.6 million and $4.1 million, respectively. Outstanding junior subordinated debentures totaled $120.6 million at June 30, 2007.

Results of operations for the six months ended June 30, 2007

For the six months ended June 30, 2007, net income was $43.222 million compared with $28.759 million for the same period in 2006. Net income per diluted common share was $1.02 for the six months ended June 30, 2007 compared with $0.94 for the same period in 2006. Returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2007 were 1.44%, 8.59% and 31.10%, respectively. Prosperity’s efficiency ratio was 46.68% for the six months ended June 30, 2007.

Net interest income before provision for credit losses for the six months ended June 30, 2007 increased $31.660 million or 48.1%, to $97.432 million compared with $65.772 million during the same period in 2006. The increase was attributable primarily to a 40.9% increase in average earning assets.

Non-interest income increased $8.693 million or 51.7% to $25.516 million for the six months ended June 30, 2007 compared with $16.823 million for the same period in 2006. The increase was attributable primarily to deposit service charges on the increased number of deposit accounts as a result of the additional banking centers acquired in January 2007 and April 2006.

Non-interest expenses increased $18.695 million or 48.4% to $57.343 million for the first six months of 2007 compared with $38.648 million the same period in 2006. The increase in non-interest expenses was attributable primarily to the increased operating costs associated with the additional banking centers acquired as a part of the acquisition completed in January 2007 and April 2006.

At June 30, 2007, Prosperity had $6.185 billion in total assets, $3.181 billion in loans, $4.776 billion in deposits, and approximately 323,000 deposit and loan accounts. Assets, loans and deposits at June 30, 2007 grew by 36.5%, 44.3% and 31.2%, respectively, compared with June 30, 2006.

Conference Call

Prosperity’s management team will host a conference call on Friday, July 20, 2007 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss Prosperity’s second quarter earnings and the recently completed acquisition of Texas United Bancshares, Inc. Individuals and investment professionals may participate in the call by dialing 1-800-862-9098. The reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “2nd Quarter Results and Webcast” link.

Enters San Antonio, Texas Market

On July 18, 2007, Prosperity Bank® announced that it had entered the San Antonio, Texas market by opening a Loan Production Office and is actively working toward establishing a full service banking center expected to open within the next few months.

Prosperity Bank’s Loan Production Office is located at 8700 Crownhill Boulevard in the north central sector of San Antonio, and can be reached at (210) 826-2161.

Acquisition of Texas United Bancshares, Inc.

On January 31, 2007, Prosperity completed its previously announced acquisition of Texas United Bancshares, Inc. Immediately following this acquisition, TXUI’s subsidiaries, State Bank, GNB Financial, n.a., Gateway National Bank and Northwest Bank, were merged into Prosperity Bank®. At December 31, 2006, on a consolidated basis, TXUI had total assets of $1.806 billion, loans of $1.212 billion, deposits of $1.362 billion and shareholders’ equity of $161.9 million.

In conjunction with the acquisition, Prosperity issued approximately 10,770,000 shares of its common stock for all outstanding shares of Texas United common stock, and converted approximately 180,000 outstanding options to acquire TXUI common stock into options to acquire the same number of shares of PRSP common stock. All remaining options to acquire TXUI common stock were redeemed for cash.

Acquisition of SNB Bancshares, Inc.

On April 1, 2006, Prosperity completed the acquisition of SNB Bancshares, Inc. and its subsidiary, Southern National Bank of Texas, in a stock and cash transaction. Southern National Bank operated five (5) full service offices in the Greater Houston Metropolitan Area, all of which became full service banking centers of Prosperity Bank. In addition, Southern National Bank had a banking center under construction in Katy, Texas that opened as a full service banking center of Prosperity Bank in July 2006.

Pending Acquisition of The Bank of Navasota, N.A.

On May 1, 2007, Prosperity announced that it had entered into a definitive agreement to acquire The Bank of Navasota, N.A. Navasota is located between Hempstead and College Station and bridges the gap between our banking centers in northwest Houston, including Hempstead, and our five locations in Bryan-College Station. The Bank of Navasota operates one (1) banking office in Navasota, Grimes County, Texas, which will continue to operate with the same management when the acquisition is completed. As of March 31, 2007, The Bank of Navasota reported total assets of $73.2 million, loans of $33.6 million, deposits of $63.6 million and shareholders’ equity of $9.0 million.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $6.2 billion Houston, Texas based regional financial holding company, formed in 1983, was named to the Keefe Bruyette & Woods, Inc. 2006 Honor Roll for achieving exceptional earnings per share growth for the past 10 years. Other recent honors include being named to the Sandler O’Neill & Partners 2005 Bank and Thrift Small All Stars, listed in US Banker’s August 2005 Top 100 Publicly Traded Mid-Tier Banks, ranked #2 out of 195 publicly traded companies in the 2005 Stephens, Inc. Bank and Thrift Performance Matrix and listed on the Houston Chronicle’s Houston 100 list.

Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred twenty-four (124) full service banking locations; forty-one (40) in the Houston CMSA; thirty-three (33) in the South Texas area including Corpus Christi and Victoria; twenty-seven (27) in the Dallas/Fort Worth metroplex; two (2) in the East Texas area; twenty-two (22) in the Central Texas area including Austin and Bryan/College Station and one (1) loan production office in San Antonio.

In connection with the proposed acquisition of The Bank of Navasota, Prosperity has filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity’s common stock to be issued to the shareholders of The Bank of Navasota. The registration statement includes a proxy statement/prospectus which was sent to the shareholders of The Bank of Navasota seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, THE BANK OF NAVASOTA AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity’s telephone number is (281) 269-7199.

Prosperity Bank® operates the following full service banking centers:

Central Texas	Carrollton	CityWest	South Texas Area -
Area -	Cedar Hill	Clear Lake
	Central Expressway	Copperfield	Corpus Christi -
Austin -	Frisco	Cypress	Airline
Allandale	Frisco - West	Downtown	Carmel
Cedar Park	Kiest	Fairfield	Everhart
Congress	Preston Road	Gladebrook	Northwest
183	Red Oak	Heights	Saratoga
Lakeway	The Colony	Highway 6 West	Woodlawn
Liberty Hill	Turtle Creek	Holcombe	Water Street
Oak Hill	Westmoreland	Medical Center
Research Blvd		Memorial Drive	Other South Texas
Round Rock	Fort Worth -	Pecan Grove	Locations -
	Haltom City	River Oaks	Alice
Bryan/College	Keller	Sugar Land	Aransas Pass
Station -	Roanoke	SW Medical Center	Bay City
Bryan	Stockyards	Tanglewood	Beeville
Bryan- East		Uptown	Cuero
Bryan- North	Other Dallas/Fort	Waugh Drive	East Bernard
College Station	Worth Locations -	Westheimer	Edna
Wellborn Road	Azle	Woodcreek	El Campo
	Blooming Grove		Goliad
Other Central	Corsicana	Other Houston	Gonzales
Texas Locations -	Ennis	Area Locations -	Hallettsville
Caldwell	Gainesville	Angleton	Kingsville
Dime Box	Mesquite	Cinco Ranch	Mathis
Flatonia	Muenster	Cleveland	Palacios
La Grange	Sanger	Dayton	Pleasanton
Lexington	Waxahachie	Galveston	Port Aransas
New Braunfels		Hempstead	Port Lavaca
Schulenburg	East Texas Area -	Hitchcock	Portland
Weimar	Crockett	Katy	Rockport
	Grapeland	Liberty	Seguin
Dallas/Fort Worth		Magnolia	Sinton
Area -	Houston Area -	Mont Belvieu	Victoria
		Needville	Victoria - North
Dallas -	Houston -	Sweeny	Wharton
Abrams Centre	Aldine	Tomball	Yoakum
Balch Springs	Bellaire	Waller	Yorktown
Camp Wisdom		West Columbia
Winnie

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K and other reports and statements we have filed with the SEC.

Copies of the SEC filings for Prosperity Bancshares’s® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

- - -

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Earnings and Per Share Data
Total interest income	$87,300	$61,012	$167,163	$106,696
Total interest expense	35,956	24,430	69,731	40,924

Net interest income	51,344	36,582	97,432	65,772
Provision for credit losses	320	120	565	240

Net interest income after provision for credit losses	51,024	36,462	96,867	65,532
Total non-interest income	13,845	9,156	25,516	16,823
Total non-interest expense	30,072	21,399	57,343	38,648

Net income before taxes	34,797	24,219	65,040	43,707
Provision for federal income taxes	11,804	8,324	21,818	14,948

Net income	$22,993	$15,895	$43,222	$28,759

Basic earnings per share	$0.53	$0.49	$1.03	$0.95
Diluted earnings per share	$0.52	$0.48	$1.02	$0.94
Period end shares outstanding	43,811	32,764	43,811	32,764
Weighted average shares outstanding (basic)	43,796	32,483	41,816	30,179
Weighted average shares outstanding (diluted)	44,216	32,963	42,261	30,568

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Averages
Total loans	$3,219,900	$2,174,278	$3,045,020	$1,864,558
Investment securities	1,837,702	1,707,314	1,852,538	1,640,160
Federal funds sold and other earning assets	51,238	11,064	61,288	14,522

Total earning assets	5,108,840	3,892,656	4,958,846	3,519,240
Allowance for credit losses	(36,348)	(24,300)	(34,173)	(20,793)
Cash and due from banks	152,302	98,075	142,021	92,143
Goodwill	739,316	420,786	691,489	341,965
Core Deposit Intangibles (CDI)	50,576	23,185	36,818	22,461
Other real estate	1,315	87	1,033	136
Fixed assets, net	119,615	70,823	113,090	59,891
Other assets	112,310	65,908	106,185	57,535

Total assets	$6,247,926	$4,547,220	$6,015,309	$4,072,578

Non-interest bearing deposits	$1,168,630	$829,653	$1,097,824	$750,806
Interest bearing deposits	3,669,599	2,819,974	3,578,549	2,540,678

Total deposits	4,838,229	3,649,627	4,676,373	3,291,484
Securities sold under repurchase agreements	75,809	47,076	67,515	44,920
Federal funds purchased and interest bearing liabilities	65,892	90,164	88,075	72,002
Junior subordinated debentures	141,236	100,519	133,763	84,023
Other liabilities	49,799	33,198	43,344	28,470
Shareholders’ equity (A)	1,076,961	626,636	1,006,239	551,679

Total liabilities and equity	$6,247,926	$4,547,220	$6,015,309	$4,072,578

(A)

Includes ($1,819) and ($4,253), in after tax unrealized (losses) on available for sale securities for the three month periods ending June 30, 2007 and June 30, 2006, respectively, and ($2,194) and ($4,159) for the six month periods ending June 30, 2007 and June 30, 2006, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data
Interest on loans	$64,622	$41,578	$121,882	$70,060
Interest on securities	21,996	19,300	43,705	36,296
Interest on federal funds sold and other earning assets	682	134	1,576	340

Total interest income	87,300	61,012	167,163	106,696
Interest expense - deposits	31,421	20,875	60,534	34,968
Interest expense - debentures	2,896	1,994	5,494	3,391
Interest expense - other	1,639	1,561	3,703	2,565

Total interest expense	35,956	24,430	69,731	40,924

Net interest income (B)	51,344	36,582	97,432	65,772
Provision for credit losses	320	120	565	240

Net interest income after provision for credit losses	51,024	36,462	96,867	65,532
Service charges on deposit accounts	10,613	7,206	19,123	13,531
Net gain on sale of assets	82	436	96	446
Brokered mortgage income	254	245	386	428
Gain on sale of held for sale loans	310	0	913	0
Other non-interest income	2,586	1,269	4,998	2,418

Total non-interest income	13,845	9,156	25,516	16,823
Salaries and benefits (C)	16,496	11,732	31,798	20,927
CDI amortization	2,566	1,358	4,711	2,425
Net occupancy and equipment	2,636	1,967	5,094	3,648
Depreciation	1,885	1,327	3,761	2,502
Data processing and software amortization	1,172	989	2,157	1,800
Other non-interest expenses	5,317	4,026	9,822	7,346

Total non-interest expenses	30,072	21,399	57,343	38,648

Net income before taxes	34,797	24,219	65,040	43,707
Federal income taxes	11,804	8,324	21,818	14,948

Net income available to common shareholders	$22,993	$15,895	$43,222	$28,759

(B)

Net interest income on a tax equivalent basis would be $52,141 and $37,077 for the three months ended June 30, 2007 and June 30, 2006, respectively, and $98,905 and $66,601 for the six months ended June 30, 2007 and June 30, 2006, respectively.

(C)

Salaries and benefits includes equity compensation expenses of $524 and $210 for the three months ended June 30, 2007 and June 30, 2006, respectively, and $957 and $382 for the six months ended June 30, 2007 and June 30, 2006, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Common Share and Other Data
Employees - FTE	1,408	931	1,408	931
Book value per share	$24.69	$19.39	$24.69	$19.39
Tangible book value per share	$6.75	$5.69	$6.75	$5.69
Period end shares outstanding	43,811	32,764	43,811	32,764
Weighted average shares outstanding (basic)	43,796	32,483	41,816	30,179
Weighted average shares outstanding (diluted)	44,216	32,963	42,261	30,568

Non-accrual loans	$1,265	$350	$1,265	$350
Accruing loans 90 or more days past due	6,216	744	6,216	744
Restructured loans	0	0	0	0

Total non-performing loans	7,481	1,094	7,481	1,094
Repossessed assets	75	0	75	0
Other real estate	3,637	77	3,637	77

Total non-performing assets	$11,193	$1,171	$11,193	$1,171

Allowance for credit losses at end of period	$36,129	$24,280	$36,129	$24,280
Net charge-offs	$531	$206	$1,166	$217
Basic earnings per share	$0.53	$0.49	$1.03	$0.95
Diluted earnings per share	$0.52	$0.48	$1.02	$0.94

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios
Return on average assets (annualized)	1.47%	1.40%	1.44%	1.41%
Return on average common equity (annualized)	8.54%	10.15%	8.59%	10.43%
Return on average tangible common equity (annualized)	32.04%	34.81%	31.10%	30.72%
Net interest margin (tax equivalent) (annualized)	4.09%	3.82%	4.02%	3.82%
Efficiency ratio (D)	46.19%	47.24%	46.68%	47.05%
Asset Quality Ratios
Non-performing assets to average earning assets	0.22%	0.03%	0.23%	0.03%
Non-performing assets to loans and other real estate	0.35%	0.05%	0.35%	0.05%
Net charge-offs to average loans	0.02%	0.01%	0.04%	0.01%
Allowance for credit losses to total loans	1.14%	1.10%	1.14%	1.10%
Common Stock Market Price
High	$35.91	$33.90	$37.11	$33.90
Low	$32.63	$29.65	$32.18	$28.50
Period end market price	$32.76	$32.89	$32.76	$32.89

(D)

Calculated by dividing total non-interest expense (excluding credit loss provisions) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and assets). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	June 30, 2007		Mar 31, 2007		Dec 31, 2006		Sep 30, 2006
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Balance Sheet Data (at period end)
Loan Portfolio
Commercial	$473,526	14.9%	$474,127	14.6%	$297,677	13.7%	$312,785	14.1%
Construction	715,385	22.5%	752,790	23.2%	433,178	19.9%	432,424	19.5%
1-4 family residential	527,233	16.5%	519,532	16.0%	376,996	17.3%	378,846	17.1%
Home equity	94,960	3.0%	93,348	2.9%	63,427	2.9%	63,694	2.9%
Commercial real estate	1,127,304	35.4%	1,166,638	35.9%	881,125	40.5%	892,938	40.3%
Agriculture	117,043	3.7%	109,521	3.4%	57,429	2.6%	66,145	3.0%
Consumer	125,725	4.0%	131,752	4.0%	66,675	3.1%	67,569	3.1%

Total Loans	$3,181,176		$3,247,708		$2,176,507		$2,214,401

Deposit Types
Non-interest bearing DDA	$1,184,172	24.8%	$1,188,741	24.1%	$835,876	22.4%	$809,836	22.5%
Interest bearing DDA	804,961	16.8%	868,481	17.6%	736,962	19.8%	640,372	17.8%
Money Market	992,091	20.8%	1,037,960	21.1%	825,510	22.2%	792,697	22.1%
Savings	227,679	4.8%	233,505	4.7%	168,677	4.5%	164,751	4.6%
Time < $ 100	786,578	16.5%	806,295	16.4%	584,360	15.7%	589,141	16.4%
Time > $ 100	780,901	16.3%	793,258	16.1%	574,293	15.4%	596,348	16.6%

Total Deposits	$4,776,382		$4,928,240		$3,725,678		$3,593,145

Loan to Deposit Ratio	66.6%		65.9%		58.4%		61.6%

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	June 30, 2007	Mar 31, 2007	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)
Total loans	$3,181,176	$3,247,708	$2,176,507	$2,214,401	$2,204,792
Investment securities (E)	1,818,723	1,886,294	1,590,303	1,566,478	1,643,412
Federal funds sold and other earning assets	32,243	66,457	154,040	31,471	20,619

Total earning assets	5,032,142	5,200,459	3,920,850	3,812,350	3,868,823
Allowance for credit losses	(36,129)	(36,341)	(23,990)	(24,093)	(24,280)
Cash and due from banks	153,854	135,497	116,078	85,106	102,921
Goodwill	736,624	739,328	424,339	425,073	423,534
Core deposit intangibles	49,317	51,883	23,032	24,285	25,476
Other real estate	3,637	2,138	140	59	77
Fixed assets, net	120,810	118,287	63,057	63,118	64,242
Other assets	124,659	115,448	63,263	69,818	71,158

Total assets	$6,184,914	$6,326,699	$4,586,769	$4,455,716	$4,531,951

Demand deposits	$1,184,172	$1,188,741	$835,876	$809,836	$839,317
Interest bearing deposits	3,592,210	3,739,499	2,889,802	2,783,309	2,800,683

Total deposits	4,776,382	4,928,240	3,725,678	3,593,145	3,640,000
Securities sold under repurchase agreements	86,035	73,916	47,225	48,459	47,494
Federal funds purchased and other interest bearing liabilities	59,499	65,621	26,408	31,484	77,711
Junior subordinated debentures	120,617	145,360	100,519	100,519	100,519
Other liabilities	60,805	46,993	22,528	31,956	30,854

Total liabilities	5,103,338	5,260,130	3,922,358	3,805,563	3,896,578
Shareholders’ equity (F)	1,081,576	1,066,569	664,411	650,153	635,373

Total liabilities and equity	$6,184,914	$6,326,699	$4,586,769	$4,455,716	$4,531,951

(E)

Includes ($5,111), ($2,435), ($4,538), ($6,202), and ($7,848) in unrealized (losses) on available for sale securities for the quarterly periods ending June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006, and June 30, 2006, respectively.

(F)

Includes ($3,322), ($1,583), ($2,950), ($4,032) and ($5,101) in after tax unrealized (losses) on available for sale securities for the quarterly periods ending June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	June 30, 2007	Mar 31, 2007	Dec 31, 2006	Sept 30, 2006	Jun 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios
Return on average assets (annualized)	1.47%	1.40%	1.47%	1.46%	1.40%
Return on average common equity (annualized)	8.54%	8.71%	10.08%	10.17%	10.15%
Return on average tangible equity (annualized)	32.04%	31.24%	31.64%	33.61%	34.81%
Net interest margin (tax equivalent) (annualized)	4.09%	3.93%	3.79%	3.77%	3.82%
Employees - FTE	1,408	1,432	908	914	931
Efficiency ratio	46.19%	47.23%	43.03%	44.31%	47.24%
Non-performing assets to average earning assets	0.22%	0.09%	0.03%	0.03%	0.03%
Non-performing assets to loans and other real estate	0.35%	0.13%	0.05%	0.06%	0.05%
Net charge-offs to average loans	0.02%	0.02%	0.01%	0.01%	0.01%
Allowance for credit losses to total loans	1.14%	1.12%	1.10%	1.09%	1.10%
Tier 1 risk-based capital	12.36%	12.08%	13.55%	13.11%	12.47%
Total risk-based capital	14.18%	13.13%	14.58%	14.16%	13.53%
Tier 1 leverage capital	7.57%	8.31%	7.76%	7.44%	6.98%
Tangible equity to tangible assets	5.48%	4.97%	5.24%	5.01%	4.56%
Equity to assets	17.49%	16.86%	14.49%	14.59%	14.02%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended June 30, 2007
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,219,900	$64,622	8.05%
Investment securities	1,837,702	21,996	4.79%
Federal funds sold and other temporary investments	51,238	682	5.34%

Total interest earning assets	5,108,840	$87,300	6.85%

Allowance for credit losses	(36,348)
Non-interest earning assets	1,175,434

Total assets	$6,247,926

Interest Bearing Liabilities:
Interest bearing demand deposits	$839,596	$4,193	2.00%
Savings and money market deposits	1,241,951	9,030	2.92%
Certificates and other time deposits	1,588,052	18,198	4.60%
Junior subordinated debentures	141,236	2,896	8.22%
Securities sold under repurchase agreements	75,809	782	4.14%
Federal funds purchased and other borrowings	65,892	857	5.22%

Total interest bearing liabilities	3,952,536	$35,956	3.65%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,168,630
Other liabilities	49,799

Total liabilities	5,170,965
Shareholders’ equity	1,076,961

Total liabilities and shareholders’ equity	$6,247,926

Net Interest Income & Margin		$51,344	4.03%

Net Interest Income & Margin (tax equivalent)		$52,141	4.09%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended June 30, 2006
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$2,174,278	$41,578	7.67%
Investment securities	1,707,314	19,300	4.52%
Federal funds sold and other temporary investments	11,064	134	4.86%

Total interest earning assets	3,892,656	$61,012	6.29%

Allowance for credit losses	(24,300)
Non-interest earning assets	678,864

Total assets	$4,547,220

Interest Bearing Liabilities:
Interest bearing demand deposits	$665,882	$3,324	2.00%
Savings and money market deposits	917,424	5,696	2.49%
Certificates and other time deposits	1,236,668	11,855	3.85%
Junior subordinated debentures	100,519	1,994	7.96%
Securities sold under repurchase agreements	47,076	434	3.70%
Federal funds purchased and other borrowings	90,164	1,127	5.01%

Total interest bearing liabilities	3,057,733	$24,430	3.20%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	829,653
Other liabilities	33,198

Total liabilities	3,920,584
Shareholders’ equity	626,636

Total liabilities and shareholders’ equity	$4,547,220

Net Interest Income & Margin		$36,582	3.77%

Net Interest Income & Margin (tax equivalent)		$37,077	3.82%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Six Months Ended June 30, 2007
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,045,020	$121,882	8.07%
Investment securities	1,852,538	43,705	4.72%
Federal funds sold and other temporary investments	61,288	1,576	5.19%

Total interest earning assets	4,958,846	$167,163	6.80%

Allowance for credit losses	(34,173)
Non-interest earning assets	1,090,636

Total assets	$6,015,309

Interest Bearing Liabilities:
Interest bearing demand deposits	$848,943	$8,923	2.12%
Savings and money market deposits	1,209,377	17,297	2.88%
Certificates and other time deposits	1,520,229	34,314	4.55%
Junior subordinated debentures	133,763	5,494	8.28%
Securities sold under repurchase agreements	67,515	1,384	4.13%
Federal funds purchased and other borrowings	88,075	2,319	5.31%

Total interest bearing liabilities	3,867,902	$69,731	3.64%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,097,824
Other liabilities	43,344

Total liabilities	5,009,070
Shareholders’ equity	1,006,239

Total liabilities and shareholders’ equity	$6,015,309

Net Interest Income & Margin		$97,432	3.96%

Net Interest Income & Margin (tax equivalent)		$98,905	4.02%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Six Months Ended June 30, 2006
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$1,864,558	$70,060	7.58%
Investment securities	1,640,160	36,296	4.43%
Federal funds sold and other temporary investments	14,522	340	4.72%

Total interest earning assets	3,519,240	$106,696	6.11%

Allowance for credit losses	(20,793)
Non-interest earning assets	574,131

Total assets	$4,072,578

Interest Bearing Liabilities:
Interest bearing demand deposits	$572,589	$4,698	1.65%
Savings and money market deposits	828,111	9,559	2.33%
Certificates and other time deposits	1,139,978	20,711	3.66%
Junior subordinated debentures	84,023	3,391	8.14%
Securities sold under repurchase agreements	44,920	795	3.57%
Federal funds purchased and other borrowings	72,002	1,770	4.96%

Total interest bearing liabilities	2,741,623	$40,924	3.01%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	750,806
Other liabilities	28,470

Total liabilities	3,520,899
Shareholders’ equity	551,679

Total liabilities and shareholders’ equity	$4,072,578

Net Interest Income & Margin		$65,772	3.77%

Net Interest Income & Margin (tax equivalent)		$66,601	3.82%

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